Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

***Denotes certain parts that have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AGREEMENT FOR SERVICES – Anavex2-73

This Agreement made and entered into on this day of August 10, 2010 by and between

Anavex Life Sciences Corp.
#100, 405 Trimmer Road
Califon NJ, 07830
USA

("SPONSOR")

and

     ABX-CRO
advanced pharmaceutical services
Forschungsgesellschaft m.b.H.
Blasewitzer Str. 78-80
D-01307 Dresden
Germany

("ABX-CRO").

WITNESSETH

WHEREAS,	The SPONSOR is engaged in the business of clinical research and

WHEREAS,	ABX-CRO is engaged in the business of clinical trials management.

WHEREAS,	The SPONSOR proposes to retain ABX-CRO to assist in certain development activities.

NOW, THEREFORE,	in consideration of the premises and the mutual promises and undertakings herein contained, the parties hereto agree as follows:

Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

SECTION 1: SERVICES

1.01:

The SPONSOR hereby retains ABX-CRO to provide services to assist in the conduct of the project Anavex2-73 with resource being provided by ABX-CRO outlined in an Exhibit A which is incorporated and made a part of this Agreement.

1.02:	ABX-CRO hereby accepts said retainer and subject to terms and conditions hereinafter set forth agrees to provide the services outlined in Exhibit A.

1.03:

ABX-CRO shall also provide additional services specified in any future Exhibit, under the auspices of Genesis BioPharma Group, LLC (GBG) which holds responsibility for the management and operation of the Anavex2-73 clinical development, which may be agreed to between the parties in writing. If the SPONSOR wishes to change the scope of the services covered by this Agreement or wishes to obtain additional services not initially covered by this Agreement and/or not listed in an Exhibit, the SPONSOR shall so advise ABX-CRO and shall submit specifications to ABX-CRO. After receipt of the specifications ABX-CRO shall provide the SPONSOR with a cost estimate for performing the changed or additional services. Each work assignment shall be governed by the terms and conditions of this Agreement and by such supplementary written amendments of this Agreement of this Agreement of Exhibits as may be, from time to time, executed between the parties and with agreement of Genesis BioPharma Group. In the event of a conflict between the terms of this Agreement and Exhibit A, the terms of this Agreement shall govern.

Due to ABX CRO strategic alliance with GBG, a vertically integrated full-service CRO, GBG will hold responsibility in the oversight, management and operational aspects of the Anavex2- 73 clinical Phase I/IIa study, as mutually agreed with SPONSOR, in the conduct of the Anavex2-73 Phase I/IIa clinical study.

SECTION 2: TERM

2.01:	This Agreement shall be effective from the date of signature by both parties and shall thereafter remain in full force and effect until termination or expiration as provided herein.

Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

SECTION 3: COMPENSATION AND EXPENSES

3.01:	In consideration of ABX-CRO’s performance of the services in accordance with the protocol(s) and the terms of this Agreement hereunder, the SPONSOR shall pay ABX-CRO the amounts specified in the Exhibit A attached hereto or any subsequent Exhibit agreed to by the parties. Payment will be made on a pro rata basis in accordance with the payment schedule in Exhibit A upon receipt of an itemized monthly statement. Should the scope of a project described in Exhibit A change, the fee to be paid by the SPONSOR pursuant to such Exhibit will be adjusted as mutually agreed upon in writing by the SPONSOR and ABX-CRO.

3.02:	The SPONSOR will reimburse ABX-CRO for travel and other reasonable out-of-pocket expenses, with a monthly cap of EUR 1,000.00 unless a higher amount is agreed to in writing, incurred by ABX-CRO personnel at the written request of the SPONSOR unless ABX-CRO expressly agrees in advance to waive such reimbursement.

3.03:	The fees payable under this Agreement shall not, and shall not be construed to, include local, state or federal or foreign sales, use, excise, personal property value added or other similar taxes or duties, and any such taxes shall be assumed and paid by the SPONSOR other than taxes based on the net income of ABX- CRO.

3.04:	The invoices will always indicate the following references:

Study: Anavex2-73
Protocol #: Anavex2-73-01 or Anavex2-73-02 or
Anavex2-73 PET Substudy

and/or others.

Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

SECTION 4: CONFIDENTIALITY

4.01:

With respect to any and all information indicated as being of a confidential nature, including, but not limited to, protocols, data forms, and study results acquired by ABX-CRO from the SPONSOR, as a result of this Agreement or from performance of the services to be rendered hereunder, ABX-CRO agrees that it will not use said information other than for the purposes of this Agreement, and it will not disclose any of said information to any third party except as is pursuant to the purposes of this Agreement. The foregoing obligation shall not apply to information:

1)	which was known to ABX-CRO prior to its receipt from the SPONSOR;
2)	which is or lawfully becomes generally available to the public;
3)	which is lawfully acquired from third parties who have a right to disclose such information;
4)	which by mutual agreement is released from a confidential status.

The SPONSOR acknowledges that ABX-CRO may utilize such material and data internally for reference, pedagogical and methodological purposes.

4.02:

The terms of this Section 4, and the parties’ obligations hereunder, shall survive for a period of five (5) years after termination or expiration of this Agreement and the completion of ABX-CRO’s services hereunder.

SECTION 5: TERMINATION

5.01:	This Agreement may be terminated by either party upon ninety (90) days written notice.

5.02:

This Agreement may be terminated by either party upon default in performance of the other party, provided that any defaulting party shall be given not less than sixty (60) days prior written notice of default. The notice of the decision to terminate must be communicated to the defaulting party by the other party, by registered mail with acknowledgement of receipt. In the event this Agreement is terminated pursuant to this Section 5 § 5.01, ABX- CRO shall retain such sums as may have been paid to it by the SPONSOR under the terms of this Agreement to comensate ABX- CRO for work performed in accordance with Exhibit A following receipt of final monitoring report and resolution of any outstanding queries, as long as the Agreement is terminated for reasons other ABX-CRO’s negligence, non-adherence to the protocol(s) or non- adherence to the protocol time-frame, as far as monitoring is concerned. the SPONSOR shall pay ABX-CRO any additional amounts owed, but not yet paid, for work performed, in accordance with the protocol(s).

Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

5.03:

If not sooner terminated, and excepting Sections 4, 6 and 11, which shall survive the expiration or termination of this Agreement, this Agreement will expire after the completion of the work contemplated by Exhibit A.

SECTION 6: INDEMNIFICATION

6.01:	The SPONSOR agrees to defend, indemnify, and hold harmless ABX-CRO and its respective subsidiaries, affiliates, employees, directors, independent contractors and agents against and from any claims, proceedings, or investigations arising out of or in connection with this Agreement, including, without limitation, amounts paid in settlement of claims, proceedings, or investigations, and agrees to bear all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with the defense or settlement of any such claim, proceeding or investigation as such costs and expenses are incurred in advance of judgement, so long as ABX-CRO has strictly complied with the terms and conditions of Anavex2-73 protocol(s) and this Agreement, and such claim is not otherwise due to the fault or negligence of ABX-CRO, as far as monitoring is concerned, provided, however, that the SPONSOR shall not be liable for any indemnification or expenses for claims, proceedings or investigations to the extent such claims, proceedings or investigations result from the negligence or wilful ABX-CRO in performing services hereunder or which result solely from ABX- CRO’s failure to comply in all material respects with the terms of the Agreement.

The SPONSOR shall be promptly notified of any claim being made against it or ABX-CRO and ABX-CRO shall co-operate with the SPONSOR in the defense of any such claim.

6.02:	The terms of this Section 6, and the parties’ obligations hereunder, shall survive termination or expiration of this Agreement and the completion ABX-CRO’s services hereunder.

6.03:	In the event of delay in the performance of the clinical services (as described in Exhibit A) by ABX-CRO, ABX-CRO shall reimburse an indemnity, as described below, to the SPONSOR. This indemnity shall only be due if the delay in the performance is a consequence of ABX-CRO fault and the following situations will not be considered as ABX-CRO fault in the calculation of the above mentioned indemnity:

Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

- Any delay due to unexpected problems during development linked to the compound specific properties.

- Delay arising from modification in the development plan requested by the SPONSOR.

If an ABX-CRO fault, which is a non-justified delay of Anavex2-73 clinical development path, can be demonstrated, the SPONSOR will be authorized to ask an indemnity of 0.5% of the total amount of clinical services per month of delay compared to the original schedule, mutually agreed upon in writing by both parties. In case of same fault of ABX-CRO exceeding 4 months of delay SPONSOR shall at its sole discretion and without prejudice to any other of its accrued rights, be entitled, to treat the agreement as repudiated by giving notice in writing to the ABX-CRO.

SECTION 7: PUBLICITY

7.01:	The SPONSOR agrees that ABX-CRO discloses that the SPONSOR has retained ABX-CRO for professional services.

7.02:	The SPONSOR consents to disclosures which the SPONSOR or ABX-CRO is required by law to make.

SECTION 8: INDEPENDENT CONTRACTOR

8.01:

ABX-CRO shall perform services under this Agreement only as an independent contractor, and nothing contained herein shall be construed to be inconsistent with that relationship or status. ABX- CRO, its subsidiaries, affiliates, employees and consultants shall not be considered employees or agents of the SPONSOR.

This Agreement shall not constitute, create, or in any way be interpreted as, a joint venture, partnership, or business organization of any kind.

Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

SECTION 9: EMPLOYEES

9.01:

ABX-CRO’s staff members are not, nor shall they be deemed to be, at any time during the term of this Agreement, the employees of the SPONSOR. The relationship between the SPONSOR and ABX-CRO is that of independent contractors and in no event shall the parties be deemed to be partners, engaged in a joint venture, or the like. The SPONSOR agrees that neither it nor its subsidiaries nor other affiliated companies shall directly or indirectly solicit for employment, employ or otherwise retain staff of ABX-CRO during the term of this Agreement without the prior written consent of ABX-CRO’s officer(s) duly authorized to give such consent.

SECTION 10: DELAYS

10.01:	The SPONSOR acknowledges that ABX-CRO will require documents, drug supplies, data, records and co-operation by the SPONSOR in order to properly perform the services hereunder and that ABX-CRO is not responsible for errors, delays or other consequences arising from the failure of SPONSOR to provide such data, records, or co-operation.

10.02:	The SPONSOR also acknowledges ABX-CRO will not be responsible for any default under this Agreement by reason of strikes, wars, fire, acts of God, acts in compliance with any law, rule, regulation or order of any governmental entity, or instrumentally thereof having jurisdiction over the parties or the services to be provided hereunder, or any other cause beyond its reasonable control.

SECTION 11: WARRANTIES

11.01:

The SPONSOR warrants and represents that, to the best of its knowledge all information relating to this work, disclosed to ABX- CRO prior to signature of an Agreement on behalf of the SPONSOR was correct at the time of disclosure. ABX-CRO warrants and represents that it possesses the requisite skill, experience, and personnel to perform the described services, in the required timeline.

SECTION 12: OWNERSHIP

12.01:	All information, documents and raw data, excluding patient records, and any other third party proprietary information are owned by the SPONSOR. Following completion of the services outlined in Exhibit A, ABX-CRO will return data or other materials furnished to ABX-CRO.

Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

SECTION 13: COMMUNICATIONS & PAYMENTS

13.01:	All administrative communications and payments provided for in this Agreement shall be by first class mail. Postage prepaid, addressed to the respective parties as follows:

To Anavex:	Anavex Life Sciences Corp.
#100, 405 Trimmer Road
Califon, NJ, 07830
USA

To ABX-CRO:	ABX-CRO advanced pharmaceutical services
Forschungsgesellschaft m.b.H.
Blasewitzer Str. 78-80
D-01307 Dresden, Germany

Receiving Bank:	Dresdner Bank AG Dresden
BLZ: 850 800 00
Kto. Nr. 048 201 74 00

BIC: DRESDEFF850
IBAN DE67 8508 0000 0482 0174 00

Ref.:Anavex2-73

SECTION 14: ASSIGNMENT

14.01:	Neither party shall have the right to assign this Agreement or any or any of the rights or obligations hereunder without the prior written consent of the other party.

SECTION 15: DISCLAIMER

15.01:

The SPONSOR acknowledges that the results of the services to be provided hereunder are inherently uncertain and that, accordingly, there can be no assurance, representation, or warranty by ABX-CRO that the product covered by this Agreement can, either during the term of this Agreement or thereafter, be successfully developed or, if so developed, will receive the required approval by the regulatory authorities.

15.02:

The SPONSOR acknowledges that ABX-CRO will provide professional services hereunder and not a product. THE TERMS OF THIS AGREEMENT EXCLUDE ALL IMPLIED WARRENTIES INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABLENESS AND FITNESS FOR A PARTICULAR PURPOSE.

Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

15.03:

The SPONSOR acknowledges that the services to be provided by ABX-CRO hereunder are based upon information supplied by ABX-CRO, the SPONSOR and other parties. Therefore ABX-CRO cannot guarantee or warrant such services to any specifications, functions or other standards, other than outlined in the Exhibit A. The sole remedy of the SPONSOR for any breach or default by ABX-CRO shall be termination of this Agreement as described in section 5 TERMINATION. In no event ABX-CRO will be liable for special, indirect, incidental or consequential damages or for any liability to a third party.

FDA, ICH & GLOBAL Regulatory

Regulatory Inspections. ABX-CRO, its affiliates, employees, consultants, etc., may be inspected by the FDA or any other authority and ABX-CRO is to ensure regulatory compliance, to document the authenticity of recorded data, and/or to ensure quality adherence. ABX-CRO shall promptly notify SPONSOR of any FDA or other regulatory inspection of which it becomes aware relating to a project. SPONSOR shall have the right to be present at any such inspections and shall have the opportunity to provide, review, and comment on any responses that may be required. In the event ABX-CRO does not receive prior notice of such a regulatory inspection or audit, ABX-CRO shall notify SPONSOR as soon as practicable after said inspection or audit, and shall provide in writing to SPONSOR, copies of all materials, correspondence, statements, forms and records received or generated pursuant to any such inspection or audit.

No Debarred or Disqualified Person. ABX-CRO represents and warrants that it shall not employ, contract with, or retain any person directly or indirectly to perform the activities described in the Scope of Services under this Agreement if such a person: (a) is under investigation by the FDA for debarment or is presently debarred by the FDA pursuant to 21 U.S.C. ß 335a; or (b) has a disqualification hearing pending or has been disqualified by the FDA pursuant to 21 CFR ß 312.70 or its successor provisions. In addition, GBG represents and warrants that it has not engaged in any conduct or activity which could lead to any of the above-mentioned disqualification or debarment actions. If, during the term of this Agreement, Vendor or any person employed or retained by it to perform the activities described in the Scope of Services: (i) comes under investigation by the FDA for a debarment action or disqualification; (ii) is debarred or disqualified; or (iii) engages in any conduct or activity that could lead to any of the above-mentioned disqualification or debarment actions, ABX-CRO shall immediately notify SPONSOR of same and address the issue as mutually agreed upon by the Parties.

Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

SECTION 16: MISCELLANEOUS

16.01:

This Agreement constitutes the entire agreement between the parties on the subject matter defined in Exhibit A and supersedes all prior contracts, agreements, and understandings relating to the same subject matter between the parties. The parties intend this Agreement to be a complete statement of the terms of their agreement, and no change or modification of any of the provisions of this Agreement shall be effective unless it is in writing and signed by a duly authorized officer of ABX-CRO and the SPONSOR.

16.02:	This Agreement between the parties shall constitute a basic agreement, the terms and conditions of which shall apply to each Exhibit agreed upon by the parties.

16.03:

ABX-CRO shall avoid all conflicts of interest in performing the Services and may not solicit Anavex Life Sciences Corp. for further business unless it is expressly stated in writing by Genesis BioPharma Group for a period of five years.

16.04:	This Agreement shall be governed by and construed in accordance with the laws of Germany. The competent jurisdiction in case of dispute between the parties will be the courts of Dresden, Germany.

16.05:

If any one or more of the provisions of the agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of the Agreement shall not in any way be affected of impaired thereby and the invalid provision shall be modified to the extend required to be enforceable.

IN WITNESS THEREOF, the following have caused this Agreement to be executed by their respective duly authorised representatives effective as of this day and year above written.

Anavex Life Sciences Corp.		ABX-CRO advanced pharmaceutical services
Forschungsgesellschaft m.b.H.

By:	/s/ Harvey Lalach	By:	/s/ Andreas Kluge

Name: Harvey Lalach		Name: Andreas Kluge, MD

Title: President		Title: Managing Director

Date:	August 10, 2010	Date:	August 10, 2010

Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

EXHIBIT A

TERMS OF PAYMENT AND PAYMENT SCHEDULE

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Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

EXHIBIT A

TRIAL SYNOPSIS

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Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

ESTIMATES / DEFINITIONS

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Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

ADDITIONAL COMMENTS

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Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

Summary on Costs

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Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

Payment Schedule – including PET - study

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Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

Part I: Single ascending dose (SAD)

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Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

Part II: Determination of oral bioavailability (BA)

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Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

Part III: Multiple ascending dose

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Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

Details on Costs

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Agreement between Anavex Life Sciences Corp.
and
ABX-CRO advanced pharmaceutical services – Forschungsgesellschaft m.b.H.
August 10th 2010

Per Patient costs

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